UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2013

LKA Gold Incorporated
 (Exact name of Registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation or organization)	000-17106 (Commission File Number)	91-1428250 (IRS Employer I.D. No.)

3724  47th Street Ct.  N.W.
Gig Harbor, Washington  98335
 (Address of principal executive offices)

(253) 514-6661
(Registrant’s telephone number)

N/A
(Former name and/or address if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure and Appointment of Certain Officers

On August 29, 2013, the board of directors of LKA Gold Incorporated (OTCQB: LKAI) (the “Corporation” or “LKA”) accepted the resignation of Nanette Abraham from her position as Chief Financial Officer of the Corporation where she had been serving for the past 10 years.  Nanette will continue to work for the Corporation in assisting with project and administrative cost control.

Also on August 29, 2013, the board of directors appointed Michael Hess as the new Chief Financial Officer effective immediately.  Mr. Hess is familiar with all aspects of LKA operations and administration. He has worked with LKA over the past five years as a contract audit and internal control consultant responsible for overseeing the Corporation’s financial reporting, audit preparation and periodic SEC filings.  The term of Mr. Hess’ appointment is until he resigns or is removed by the board of directors.

Michael Hess is a Certified Public Accountant with extensive experience in public company financial reporting, technical accounting, merger and acquisition and Sarbanes-Oxley compliance.  Mr. Hess has over sixteen years of private industry and public accounting experience, holding positions such as Corporate Controller at Medicity (a wholly owned subsidiary of Aetna), Director of Administrative Services and Technical Accounting Consultant at PacifiCorp Energy (a subsidiary of Berkshire Hathaway’s energy generation and coal mining unit), Senior Audit Manager with HJ & Associates, a boutique SEC audit firm and member of the McGladrey Alliance and Supervising Senior with KPMG, a member of the “Big 4” global accounting firms, in Salt Lake City, Utah.  Mr. Hess is 41 years of age.

Item 8.01 Other Events

About LKA exploration program at its Golden Wonder Mine

From 1998 through the second quarter of 2006, LKA’s Golden Wonder mine produced over 133,701 ounces from ore with an average grade of 16.01 ozs. (454 grams) gold per ton. Upon resuming exploratory operations to re-establish reserves in the first quarter of 2009, LKA has shipped twenty-three bulk ore samples containing more than 3,417 ounces with a net value of $3.8 million. The exceptionally high-grades of Golden Wonder ore has allowed for “direct shipment” with no milling or concentrating required. Ore shipments continue to cover the cost of LKA’s current exploration program. Investors are cautioned that additional exploration will be required and a commercially viable ore reserve has yet to be established.

Safe Harbor Statement

LKA’s plans to resume/expand Golden Wonder production are subject to a number of conditions including, but not limited to, favorable geology, successful exploration efforts, favorable financing terms/availability, permits, gold prices, market conditions, etc. Mining and related activities are inherently high-risk endeavors and there can be no assurance that LKA will be successful. This report contains certain forward-looking statements. Statements contained in this report that are not purely historical are considered forward-looking. When used in this press release, the words “plan”, “target”, "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, the statements regarding LKA’s future plans for exploration and/or production, future expenses and costs, future liquidity and capital resources, and estimates of ore, ore grades and mineralized material. All forward-looking statements in this report are based upon information available to LKA on the date of this press release and the Company assumes no obligation to update any such statements. Forward-looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate. The Company's actual results could differ materially from those discussed in this report. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in all the Company’s reports filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                LKA Gold Incorporated
Date:  August 29, 2013

                                                                By: /s/ Kye A. Abraham
                                                                      Kye A. Abraham, President